For Immediate Release NEWS RELEASE
Contact:
Alexander Nickolatos, CFO
anickolatos@ecostim-es.com
281-531-7200

Eco-Stim Energy Solutions signs letter of intent for well stimulation equipment financing

HOUSTON, TEXAS –January 8, 2014 - Eco-Stim Energy Solutions, Inc. (“EcoStim”) announced today that its Board has approved and the Company has signed a letter of intent with an independent third party lender to provide a minimum of $4 million in financing towards an equipment package currently being procured for EcoStim’s growing operations in Argentina. The equipment will serve as collateral under the three year loan agreement. During the period while the loan is outstanding, EcoStim will be required to make quarterly interest payments with the principal due at the end of the three year period unless mutually extended for up to two additional years. The equipment being procured consists primarily of pressure pumping and related equipment. This equipment will be used to conduct operations under the three year agreement (i.e. letter of intent) previously announced on December 19, 2013. The financing for the equipment is expected to close in the first quarter of 2014. The Company’s Board of Directors has also approved a purchase order to acquire the equipment required for the letter of intent mentioned previously.

EcoStim’s President and CEO Chris Boswell stated, “This financing is a key milestone for our initial well stimulation operation which is expected to start in the second quarter of this year. We are pleased with the terms of this financing and look forward to working with the lender to complete the transaction as soon as possible. Financing the majority of our equipment needs with minimal dilution to our shareholders has been a key priority for the management team. We believe there are many strong growth opportunities to bring leading unconventional technologies to the international markets and look forward to supporting our customers as they strive to economically develop these valuable assets, starting with the world class Vaca Muerta shale play in Neuquén, Argentina.”

About the Company

Eco-Stim Energy Solutions is an environmentally-focused oilfield service and technology company providing proprietary field management technologies and well stimulation and completion services to oil and gas producers drilling in the rapidly expanding international unconventional shale market. EcoStim’s proprietary methodology and technology offers the potential to decrease the number of stages stimulated in shale plays through a unique process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions, surface footprint and water usage. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for unconventional oil and gas producers worldwide.

Forward-Looking Statements:

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements

2930 W. Sam Houston Pkwy N. ● Suite 275 ● Houston, Texas 77043 ● Tel: 281-531-7200 ● Fax: 281-531-7297

are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s 8-K filed with the Securities and Exchange Commission on December 17, 2013 and risks relating to expected continued development of fracturing operations and unconventional activity in Argentina, expected financial results for past and future periods; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; drilling and operating risks; the adequacy of our capital resources and liquidity including, but not limited to; difficult and adverse conditions in the domestic and global capital and credit markets; risks related to the concentration of our operations in the South America; shortages of oilfield and frac service equipment, services and qualified personnel and increases in costs for such equipment, services and personnel; uncertainties about our ability to successfully execute our business and financial plans and strategies; general economic and business conditions, either internationally or domestically or in the jurisdictions in which we operate; competition in the oil and natural gas industry; uncertainty concerning our assumed or possible future results of operations; our existing indebtedness; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

2930 W. Sam Houston Pkwy N. ● Suite 275 ● Houston, Texas 77043 ● Tel: 281-531-7200 ● Fax: 281-531-7297